AZTEC WELL SERVICES
106 S. Main
P.O Box 2
Spring Hill, Kansas 66083

Mr. Kamal Abdallah
Heartland Oil & Gas, Corp.
1610 Industrial Park Dr.
Paola, Kansas 66071

RE: Lease Operating Agreement

This agreement made this ____ day of__________ 2008, by and between Aztec Well Services, Inc. Hereinafter called
"contractor" and Heartland Oil & Gas, Corp. hereinafter called "owner".

Article l: Scope of Work

       Contractor shall furnish the proper personnel and equipment in the field and in the office, to operate owner's wells in southeastern Kansas, including downhole and surface equipment. Contractor is to inspect and adjust each and all of the wells on a daily basis and will be responsible to prepare, maintain and deliver to owner all of the required readings and/or information in order to compile a daily report of production satisfactory to owner. Contractor shall immediately report and submit to owner a separate AFE for all repairs and chemical treatments as necessary.

Article ll: Life of contract, time of completion

       The work to be performed under this contract shall be for a period of One (1) year commenced on March 1, 2008 terminating on February 28, 2009, unless terminated by either party, in writing, with 60 days notice.

Article lll:

       Prices are per well, to be invoiced at the end of the month and due upon receipt.

Article lV:

       The price for each well for the duration of the contract shall be $360.00 per well. Contractor shall maintain a list of all operating wells, updated monthly.

Article V

       Contractor shall immediately report to owner all repairs and maintenance deemed necessary and shall submit an AFE to perform those repairs which must be improved in writing by owner. All repairs shall be charged separately, labor and materials.

       Owner shall be responsible to pay for all utilities, permits and other expenses directly related to the operation of the wells and shall pay all landman fees, legal fees, filing fees and court costs, relating to owner's interest in the wells and leases.

x__________________________
Kamal Abdallah, CEO
Heartland Oil & Gas, Corp

x__________________________
Agustin Soto, COO
Aztec Well Services, Inc.